Exhibit 5.1

June 7, 2016

Board of Directors

Pershing Gold Corporation

1658 Cole Blvd.

Building 6, Suite 210

Lakewood, Colorado 80401

Re:	Registration Statement on Form S-3 Relating to an Aggregate $100,000,000 Principal Amount of Securities

Ladies and Gentlemen:

We have acted as counsel to Pershing Gold Corporation, a Nevada corporation (“Pershing”), in connection with the registration by Pershing pursuant to a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), of an aggregate $100,000,000 principal amount of (i) senior and subordinated debt securities of Pershing (together, the “Debt Securities”) (ii) shares of Pershing common stock, par value $0.0001 per share (the “Common Stock”), (iii) shares of Pershing preferred stock, par value $0.0001 per share (the “Preferred Stock”), (iv) warrants to purchase any of the Debt Securities, Common Stock or Preferred Stock (the “Warrants”), (v) rights to purchase Debt Securities, Common Stock or Preferred Stock (the “Rights”), and (vi) units consisting of two or more securities or classes or series of securities (the “Units”). The Debt Securities, Common Stock, Preferred Stock, Warrants, Rights and Units are referred to collectively herein as the “Securities.”

The Debt Securities will be issued from time to time either in whole or in part under one or more indentures (each, an “Indenture”), each of which will be between Pershing and a trustee to be named in a supplement to the prospectus (the “Prospectus”) included in the Registration Statement. The Warrants will be issued under one or more warrant agreements between Pershing and a banking institution organized under the laws of the United States or one of the states thereof (each, a “Warrant Agreement”). The Rights will be issued under one or more rights agreements between Pershing and a bank or trust company as rights agent (each, a “Rights Agreement”).

We have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments, have made such inquiries as to questions of fact of officers and representatives of Pershing, and have made such examinations of law as we have deemed necessary or appropriate for purposes of giving the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies.

We have assumed for purposes of this opinion (i) the corporate or other power, authority and legal right of the trustees under the Indentures, the banking institutions under the Warrant Agreements and the rights agents under the Rights Agreements, to execute, deliver and perform their obligations under the Indentures, the Warrant Agreements and the Rights Agreement, as applicable, that the performance of such obligations by any such trustee, banking institution or rights agent, will not violate its charter, by-laws or applicable organizational documents, and that the trustee, banking institution or rights agent has the legal ability to exercise its respective purported powers in the State of Colorado, and (ii) that the Indentures, the Warrant Agreements and the Rights Agreements will have been duly authorized, executed and delivered by the trustee, banking institution or rights agent at the time of issuance of the Debt Securities, Warrants or Rights, as applicable, and (iii) that the aggregate number of shares of Pershing which would be outstanding after the issuance or reservation for issuance of the Securities, and any other contemporaneously issued or reserved Common Stock or Preferred Stock, together with the number of shares of Common Stock and Preferred Stock previously issued and outstanding and the number of shares of Common Stock and Preferred Stock previously reserved for issuance upon the conversion or exchange of other securities issued by Pershing does not exceed the number of then authorized shares of Pershing.

The opinions herein are limited to matters governed by the federal laws of the United States of America and the Nevada Private Corporations Chapter of the Nevada Revised Statutes, Nev. Rev. Stat. 78, including interpretations thereof in published decisions of the Nevada courts. Except as expressly stated above, we express no opinion with respect to any other law of the state of Nevada or any other jurisdiction.

Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.	The issuance and sale by Pershing of an aggregate $100,000,000 of Securities, as provided in the Registration Statement, have been duly and validly authorized by Pershing.

2.	When:

a.	the Registration Statement and any amendments thereto have become effective under the Act;

b.	the applicable Indenture and the applicable trustee have been qualified under the Trust Indenture Act of 1939 and such Indenture has been duly executed and delivered by the parties thereto;

c.	the definitive terms of any Debt Securities and of their issue and sale have been duly established in conformity with the resolutions of the board of directors of Pershing and the applicable Indentures and do not violate any applicable law or agreement or instrument or order of any court or governmental authority then binding on Pershing;

d.	the Debt Securities and the Indenture have been duly authorized by appropriate corporate action and the Debt Securities and the Indenture have been duly executed, authenticated and delivered in accordance with the Indentures;

e.	the Debt Securities have been issued and sold as contemplated in the Registration Statement, the Prospectus and in the applicable supplement to the Prospectus;

f.	the issuance of Warrants and approval of the final terms thereof have been duly authorized by appropriate corporate action, the related Warrant Agreement under which Warrants are to be delivered has been duly authorized, executed and delivered, and the Securities to be purchased on exercise of the Warrants have been reserved for issuance;

g.	the issuance of Units and approval of the final terms thereof have been duly authorized by appropriate corporate action, and the related agreements under which the securities comprising the Units are to be delivered, as applicable, have been duly authorized, executed and delivered;

h.	the issuance of Rights and approval of the final terms thereof have been duly authorized by appropriate corporate action, and the related Rights Agreement under which Rights are to be delivered has been duly authorized, executed and delivered;

i.	the issuance of the Common Stock has been duly authorized by appropriate corporate action and certificates evidencing such shares of Common Stock have been duly executed and delivered against payment of the authorized consideration therefor;

j.	the issuance of the Preferred Stock has been duly authorized by appropriate corporate action and certificates evidencing such shares of Preferred Stock have been duly executed and delivered against payment of the authorized consideration therefor, and a certificate of designation for the Preferred Stock has been duly filed with the Nevada Secretary of State; and

k.	a prospectus supplement describing the offering and the Securities being sold has been filed with the Securities and Exchange Commission, and the Securities are sold in accordance with the descriptions identified therein.

then, subject to the final terms being in compliance with then applicable law, (i) the Debt Securities will constitute valid and legally binding obligations of Pershing, entitled to the benefits of and subject to the terms of the applicable Indentures, (ii) the Warrants will constitute valid and legally binding obligations of Pershing, entitled to the benefits of and subject to the terms of the applicable Warrant Agreements, (iii) the Rights will constitute valid and legally binding obligations of Pershing, entitled to the benefits of and subject to the terms of the applicable Rights Agreements, (iv)  the Units will constitute valid and legally binding obligations of Pershing, entitled to the benefits of and subject to the terms of the applicable agreements under which the Securities comprising the Units are to be delivered, and (v) the Common Stock and Preferred Stock will be legally issued, fully paid and non-assessable shares of Common Stock and Preferred Stock, respectively, of Pershing, provided that the consideration therefor is not less than the par value thereof.

Insofar as this opinion relates to the validity, binding effect or enforceability of any agreement or obligation of Pershing, it is subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors’ rights generally and limited by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

We are expressing no opinion as to any obligations that parties other than Pershing may have under or in respect of the Securities covered by the Registration Statement or as to the effect that their performance of such obligations may have upon any of the matters referred to above.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to this firm under the heading “Legal Matters” in the Prospectus as the counsel who will pass upon the validity of the Securities. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Davis Graham & Stubbs LLP
Davis Graham & Stubbs LLP